UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2010
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 19, 2010, WESCO International, Inc. (“WESCO International”) held its Annual Meeting of Stockholders. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the final results of the voting on each proposal is noted below.
Proposal 1 — Election of Class II Directors
The following three Directors were nominated to serve as Class II Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2013 or until their successors are otherwise duly elected and qualified. The three Directors were elected as Class II Directors of WESCO International and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
Sandra Beach Lin	23,206,797	15,084,909	2,157,019
Robert J. Tarr, Jr.	31,293,985	6,997,721	2,157,019
Stephen A. Van Oss	31,267,581	7,024,125	2,157,019
Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent registered public accounting firm for the year ending December 31, 2010
The stockholders were requested to ratify the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent public accounting firm for the year ending December 31, 2010. The appointment was approved by the requisite vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and the final results of the voting on the proposal were as follows:

For	Against	Abstain
39,135,302	1,310,184	3,239

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer

Dated: May 20, 2010